Exhibit 99.1

Sourcefire Announces Record Revenue for Fourth Quarter & Full Year 2011

COLUMBIA, Md.--(BUSINESS WIRE)--February 21, 2012--Sourcefire, Inc. (Nasdaq:FIRE):

Fourth Quarter 2011:

  Revenue: $53.2 million, an increase of 40% year-over-year
  Adjusted Net Income: $7.6 million, or $0.25 per diluted share

Full Year 2011:

  Revenue: $165.6 million, an increase of 27% year-over-year
  Adjusted Net Income: $16.8 million, or $0.57 per diluted share

Sourcefire, Inc. (Nasdaq:FIRE), a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal fourth quarter and full year ended December 31, 2011.

"The investments we have made in our expanded product offering and go-to-market strategy drove record quarterly and full year revenue and adjusted net income,” said John Burris, CEO of Sourcefire. “As we look to 2012, we enter the year with an unmatched set of solutions, a cohesive message based on our Agile SecurityTM vision and a highly efficient direct and indirect sales force who are excited to go to market with our offerings. We will continue to invest in all areas of the business in order to drive innovation and take market share across our expanded opportunity.”

Financial Summary

  Total Revenue - Revenue for the fourth quarter of 2011 was $53.2 million compared to $38.0 million in the fourth quarter of 2010, an increase of 40%. Revenue for the year ended December 31, 2011 was $165.6 million compared to $130.6 million for 2010, an increase of 27%.
  GAAP Net Income - Net income was $4.1 million for the fourth quarter of 2011, or $0.14 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with GAAP net income of $4.4 million, or $0.15 per diluted share, in the fourth quarter of 2010. GAAP net income for the year ended December 31, 2011 was $6.2 million, or $0.21 per diluted share, compared with GAAP net income of $20.0 million, or $0.69 per diluted share, for 2010.
  Adjusted Net Income - Adjusted net income for the fourth quarter of 2011, which excludes stock-based compensation expense and costs related to the Immunet acquisition and includes an assumed tax rate of 35%, was $7.6 million, or $0.25 per diluted share. This compares to adjusted net income of $5.0 million, or $0.17 per diluted share, in the fourth quarter of 2010, which excludes stock-based compensation expense and costs related to the Immunet acquisition and includes an assumed tax rate of 35%. Adjusted net income for the year ended December 31, 2011, which excludes stock-based compensation expense and costs related to the Immunet acquisition and includes an assumed tax rate of 35%, was $16.8 million, or $0.57 per diluted share. This compares to adjusted net income for 2010, which excludes stock-based compensation expense, costs related to the Immunet acquisition and the benefit from the release of the valuation allowance on the Company’s deferred tax asset and includes an assumed tax rate of 35%, of $15.4 million, or $0.53 per diluted share.
  Balance Sheet - As of December 31, 2011, the Company’s cash, cash equivalents and investments totaled $157.8 million. The Company generated free cash flow of $12.9 million in the fourth quarter of 2011 and $8.1 million for the full year 2011.

Recent Company Highlights

Global Expansion & Channel Development

  Increased 2011 channel-influenced sales worldwide to 51%, up from 39% in 2010.
  Increased 2011 U.S. commercial revenue to $88.5 million, up 36% over 2010.
  Increased 2011 international revenue to $42.1 million, up 28% over 2010.
  Increased 2011 U.S. federal sector revenue to $35.0 million, up 7% over 2010.

Innovation & Recognition

  Announced its latest innovation, the Sourcefire Next-Generation Firewall (NGFW). Building on Sourcefire's Next-Generation IPS (NGIPS) technology leadership and leveraging its high-performance FirePOWER(TM) platform, the Sourcefire Next-Generation Firewall combines the world's most powerful IPS threat prevention, integrated application control and firewall capabilities in a high-performance security appliance. By combining NGIPS and NGFW, Sourcefire has created the first enterprise firewall solution with comprehensive enterprise visibility, adaptive security and advanced threat protection
  Introduced FireAMP™ advanced malware protection, a malware discovery and analysis solution that analyzes and blocks malware by utilizing big data analytics. Designed for large enterprises, FireAMP delivers unprecedented visibility and the control needed to block threats missed by other security layers. FireAMP is the latest fulfillment of Sourcefire’s Agile Security vision for context-aware, adaptive and automated security solutions.
  Announced that Sourcefire has been named to the Deloitte Technology Fast 500TM for the fifth consecutive year. The Deloitte Fast 500 program lists the fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America based on their percentage revenue growth over a five-year period. Sourcefire ranked 402.

First Quarter 2012 Outlook

Based on information as of February 21, 2012, Sourcefire expects revenue for the first quarter of 2012 in the range of $40.0 million to $42.0 million, net loss per share in the range of ($0.05) to ($0.03) and, on an adjusted basis, net income per diluted share in the range of $0.06 to $0.08. Sourcefire's expectation of adjusted net income per diluted share excludes stock-based compensation expense of $4.2 million to $4.4 million and amortization of acquired intangible assets and other acquisition-related expenses of approximately $1.0 million and includes an assumed 35% tax rate.

Non-GAAP Measures

Adjusted Net Income, Adjusted Net Income per Share, Adjusted Income from Operations and Adjusted Income from Operations as a Percentage of Revenue: In evaluating the operating performance of our business, Sourcefire excludes certain charges and credits that are required by GAAP. Sourcefire believes these non-GAAP results provide useful information to both management and investors by excluding (i) stock-based compensation, which does not involve the expenditure of cash, (ii) amortization of acquisition-related intangible assets, which does not involve the expenditure of cash, and (iii) other acquisition–related expenses, which are unrelated to the ongoing operation of the Company’s business in the ordinary course. For 2012, based on our current tax structure, Sourcefire expects non-GAAP results to be adjusted to reflect the effect of an assumed tax rate of 35%. Sourcefire believes this adjustment provides useful information to both management and investors.

Free Cash Flow: Sourcefire defines free cash flow as net cash provided by operating activities minus capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call and Webcast

On Tuesday, February 21, 2012 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com.

Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 877-712-7037

Calling from other countries: 253-237-1122

Pass code: 41458615

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize network security risks. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire provides customers with Agile Security™ that is as dynamic as the real world it protects and the attackers against which it defends. Trusted for more than 10 years, Sourcefire has been consistently recognized for its innovation and industry leadership with numerous patents, world-class research, and award-winning technology. Today, the name Sourcefire has grown synonymous with innovation, security intelligence and agile end-to-end security protection. For more information about Sourcefire, please visit www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the first quarter and full year of 2012, the Company's future profitability and the Company’s plans for the introduction of new products.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the first quarter and full year of 2012 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue:	(unaudited)	(unaudited)	(unaudited)
Products	$33,959	$23,642	$98,166	$78,436
Technical support and professional services	19,245	14,327	67,480	52,136
Total revenue	53,204	37,969	165,646	130,572
Cost of revenue:
Products	9,611	5,809	28,368	20,000
Technical support and professional services	2,680	2,051	8,841	6,828
Total cost of revenue	12,291	7,860	37,209	26,828

Gross profit	40,913	30,109	128,437	103,744

Operating expenses:
Research and development	8,849	5,506	33,145	18,789
Sales and marketing	19,009	14,309	64,589	48,735
General and administrative	5,258	4,414	19,709	18,814
Depreciation and amortization	1,059	917	3,917	3,375
Total operating expenses	34,175	25,146	121,360	89,713

Income from operations	6,738	4,963	7,077	14,031
Other income (loss), net	(252)	46	(351)	125
Income before income taxes	6,486	5,009	6,726	14,156
Provision (benefit) for income taxes	2,352	605	536	(5,821)
Net income	$4,134	$4,404	$6,190	$19,977

Net income per share - basic	$0.14	$0.16	$0.22	$0.72
Net income per share - diluted	$0.14	$0.15	$0.21	$0.69

Weighted average shares outstanding used in computing per share amounts:
Basic	28,912,772	28,065,622	28,607,013	27,670,356
Diluted	29,907,917	29,077,439	29,529,525	28,896,246

Stock-based compensation expense for the three and twelve months ended December 31, 2011 and 2010 is included in the Consolidated
Statements of Operations as follows (in thousands):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of revenue (product)	$72	$52	$273	$186
Cost of revenue (services)	157	105	514	366
Stock-based comp expense included in cost of revenue	229	157	787	552

Research and development	934	370	3,408	1,418
Sales and marketing	1,623	976	5,990	3,589
General and administrative	1,311	965	4,696	3,790
Stock-based comp expense included in operating expenses	3,868	2,311	14,094	8,797
Total stock-based compensation expense	$4,097	$2,468	$14,881	$9,349

Sourcefire, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2011	2010
Assets	(unaudited)	(unaudited)
Cash and cash equivalents	$59,407	$54,410
Investments	98,407	99,309
Accounts receivable, net	54,914	37,250
Inventory	4,285	5,235
Deferred tax assets	11,339	7,717
Prepaid expenses and other current assets	7,718	3,793
Property and equipment, net	12,233	9,235
Goodwill	15,000	15,135
Intangible assets, net	5,822	6,830
Other long-term assets	14,802	2,160
Total assets	$283,927	$241,074

Liabilities
Accounts payable and accrued expenses	$23,237	$14,925
Deferred revenue	61,570	46,422
Other liabilities	1,263	13,643
Total liabilities	86,070	74,990

Stockholders' Equity
Common stock	28	27
Additional paid-in capital	213,402	187,789
Accumulated deficit	(15,549)	(21,739)
Accumulated other comprehensive income (loss)	(24)	7
Total stockholders' equity	197,857	166,084

Total liabilities and stockholders' equity	$283,927	$241,074

Sourcefire, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income	$4,134	$4,404	$6,190	$19,977

Adjustments to reconcile net income to net cash provided by operating activities	10,889	12,380	8,412	16,448

Net cash provided by operating activities	15,023	16,784	14,602	36,425

Net cash used in investing activities	(10,250)	(40,846)	(16,949)	(43,353)

Net cash provided by financing activities	3,321	3,438	7,344	8,267
Net increase (decrease) in cash and cash equivalents	8,094	(20,624)	4,997	1,339

Cash and cash equivalents at beginning of period	51,313	75,034	54,410	53,071
Cash and cash equivalents at end of period	$59,407	$54,410	$59,407	$54,410

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income from operations	$6,738	$4,963	$7,077	$14,031
Amortization of acquisition-related intangible assets	252	-	1,008	-
Other acquisition-related expenses*	667	235	2,790	235
Stock-based compensation expense	4,097	2,468	14,881	9,349
Adjusted income from operations	$11,754	$7,666	$25,756	$23,615
Adjusted income from operations as % of total revenue	22.1%	20.2%	15.5%	18.1%

Reconciliation of adjusted net income:
GAAP net income	$4,134	$4,404	$6,190	$19,977
Stock-based compensation expense	4,097	2,468	14,881	9,349
Amortization of acquisition-related intangible assets	252	-	1,008	-
Other acquisition-related expenses**	781	235	3,246	235
Tax credit for research and experimentation	-	-	(2,001)	-
Release of the valuation allowance	-	-	-	(7,613)
Income tax adjustment***	(1,714)	(2,094)	(6,514)	(6,516)
Adjusted net income	$7,550	$5,013	$16,810	$15,432

Adjusted net income per share - basic	$0.26	$0.18	$0.59	$0.56
Adjusted net income per share - diluted	$0.25	$0.17	$0.57	$0.53

Weighted average number of shares - basic	28,912,772	28,065,622	28,607,013	27,670,356
Weighted average number of shares - diluted	29,907,917	29,077,439	29,529,525	28,896,246

* Includes the accrual of retention obligations related to the hiring of former Immunet employees and other acquisition-related costs.
** Includes the accrual of retention obligations related to the hiring of former Immunet employees, the increase in the fair value of acquisition-related contingent consideration and other acquisition-related costs.
*** Income tax adjustment is used to adjust the GAAP provision for income taxes to a Non-GAAP provision for income taxes utilizing an estimated tax rate of 35%.

Reconciliation of net cash provided by operating activities to free cash flow:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net cash provided by operating activities	$15,023	$16,784	$14,602	$36,425
Purchase of property and equipment	(2,167)	(1,019)	(6,511)	(5,403)
Free Cash Flow	$12,856	$15,765	$8,091	$31,022

Sourcefire, Inc.
Supplemental Operating Data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Number of deals in excess of $500,000	28	12	68	36
Number of deals in excess of $100,000	126	82	333	240
Number of new customers	171	120	452	376
Percentage of Channel-influenced Deals	59%	46%	51%	39%
Total Channel Partners	576	339
Number of full-time employees at end of period	451	351

Revenue Composition by Geography:
United States	74%	72%	75%	75%
International	26%	28%	25%	25%
Total	100%	100%	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	31%	38%	35%	37%
New customer product revenue	33%	24%	24%	23%
Recurring support services revenue	33%	35%	38%	37%
Professional services revenue	3%	3%	3%	3%
Total	100%	100%	100%	100%

CONTACT:
Media Contact:
Sourcefire
Jennifer Leggio, 650-260-4025
jleggio@sourcefire.com
or
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.Mortenson@icrinc.com